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                                                                   Exhibit 10.17



                            WEIRTON STEEL CORPORATION

                           DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

               (AS AMENDED AND RESTATED THROUGH DECEMBER 1, 2000)


         SECTION 1. PURPOSE. The purpose of the Weirton Steel Corporation Deferred Compensation Plan for Directors (the "Plan") is to provide to non-employee directors of Weirton Steel Corporation (the "Company") the opportunity to elect to defer payment of all or a portion of their retainer fees and receive them in the form of Common Stock of the Company. The Plan is first effective as of January 1, 1991 (the "Effective Date").

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Administrator" means the committee appointed by the Board of Directors to administer the Plan in accordance with Section 4(a).

         (b) "Annual Retainer" means the amount payable by the Company to a Non-Employee Director as consideration for services to be rendered as a member of the Board of Directors during any Plan Year, including retainers, meeting attendance fees and fees otherwise payable for acting on, or as, a member of the Board of Directors or any committee thereof, but not including reimbursements of expenses. The Annual Retainer shall always be expressed in the form of a cash amount which shall include the cash equivalent value of any property otherwise payable in lieu of cash.

         (c) "Beneficiary" means a person (including any trustee) designated by a Participant in accordance with Section 9 to receive the benefits specified hereunder in the event of the Participant's death or, if there is no surviving designated Beneficiary, the Participant's estate.


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         (d) "Board of Directors" means the Board of Directors of the Company.

         (e) "Deferral Account" means the account established and maintained by the Company for each Participant, which is to be credited, as set forth in
Section 6, with the portion of a Participant's Annual Retainer which is deferred pursuant to the Plan, together with earnings thereon as provided for herein. In accordance with Section 6, amounts credited to a Participant's Deferral Account will be expressed as a number of Stock equivalents and cash, if any. Deferral Accounts will be maintained solely as bookkeeping entries by the Company; provided, however, that the Company shall utilize the Trust in accordance with
Section 7 to provide a source for the payment of the obligations of the Company to Electing Participants hereunder.

         (f) "Director Credit Date" means the last day of each Plan Year.

         (g) "Director Credit Price" means 90% of the lower of the Fair Market Value of one share of Stock on the first trading day in the Plan Year or on the last trading day in the Plan Year.

         (h) "Electing Participant" means (i) all Participants with respect to Plan Years ending on or prior to December 31, 1999, (ii) any Participant who elects as provided by the Administrator for the Plan Year ending December 31, 2000 to have contributions made by the Company to the Trust to satisfy the liability of the Company to such Participant under the Plan, and (iii) with respect to each Plan Year commencing after December 31, 2000, any Participant who elects on such person's application for participation for a Plan Year to have contributions made by the Company to the Trust to satisfy the liability of the Company to such Participant under the Plan.

         (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (j) "Fair Market Value" means, if the stock is listed on one or more national securities exchanges or traded on the NASDAQ National Market, the mean between the highest and lowest sale prices reported in the principal national securities exchange or market on which such stock is



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listed or traded on the date immediately preceding the date of determination, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Stock is not listed and traded on an exchange or on the NASDAQ National Market, or quotes determined by the Administrator to be representative are not otherwise available, the fair market value of the Stock shall mean the amount determined by the Administrator to be the fair market value based upon a good faith attempt to value the Stock accurately.

         (k) "Non-Employee Director" means a member of the Board of Directors who, on the first day of any Plan Year (or such later date as he is first elected or appointed to the Board of Directors), is not an employee of the Company or any affiliate thereof

         (1) "Participant" means any Non-Employee Director who chooses to defer in accordance with the Plan payment of all or a portion of his Annual Retainer for any Plan Year.

         (m) "Plan Year" means each year beginning on the first day of January and ending on the 31st day of December.

         (n) "Stock" means Weirton Steel Corporation Common Stock, $.01 par value per share.

         (o) "Trust" means the trust under Weirton Steel Corporation Deferred Compensation Plan for Directors as established by the Trust Agreement.

         (p) "Trust Agreement" means the agreement in effect from time to time between the Company and the Trustee establishing the Trust and pursuant to which it is maintained.

         (q) "Trustee" means the trustee of the Trust, which shall be an independent third party that may possess corporate trust powers under state law.

         SECTION 3. PARTICIPATION.

         (a) Only Non-Employee Directors may participate in the Plan. Participation in the Plan is voluntary.






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         (b) To participate in the Plan for any Plan Year, each Non-Employee
Director must file a written application with the Administrator prior to the first day of such Plan Year; provided, however, that (i) with respect to the initial Plan Year, a Non-Employee Director will have 15 days following the date the Plan is adopted to file such application, but then only with respect to that portion of his Annual Retainer for such Plan Year not earned at the time such election is filed, and (ii) the application of a Non-Employee Director who was not a member of the Board of Directors as of the date on which applications are required to be filed with respect to a given Plan Year must be filed within 30 days of the date the individual becomes a Non-Employee Director, but then only with respect to that portion of his Annual Retainer for such Plan Year not earned at the time such election is filed.

         (c) The application for participation shall evidence the Non-Employee Director's acceptance of the benefits and terms of the Plan, set forth the irrevocable elections described in Section 5 and indicate whether the Participant is to be an Electing Participant. Applications and all elections set forth therein shall apply only to the Plan Year(s) referenced therein.

         SECTION 4. ADMINISTRATION.

         (a) The Administrator. The Board of Directors shall from time to time appoint a committee of directors to serve as the Administrator of the Plan. The Administrator shall administer and enforce the Plan in accordance with its terms and shall have all powers necessary to accomplish those purposes, including but not limited to the following:

         (1) To determine amounts and values relating to the Annual Retainer, including for purposes of the Plan, when the Annual Retainer is deemed to be earned;

         (2) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;




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         (3) To maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan;

         (4) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

         (5) To provide for disclosure of such information, including reports and statements to Participants or Beneficiaries, and to provide for the making of applications and elections by Participants under the Plan as may be required by the Plan or otherwise deemed appropriate by the Administrator.

         Notwithstanding the above, no person who serves on such committee shall participate in any matter which involves solely a determination of the benefits payable to that person under the Plan. Any action of the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except to the extent otherwise specifically indicated herein. The Administrator may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.

         To the maximum extent permitted by applicable law, the Administrator shall not be liable for, and the Company shall indemnify the Administrator and agree to hold the Administrator harmless from, all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Administrator arising from any actions taken by the Administrator in connection with the administration of the Plan, unless such liabilities or claims are the result of the gross negligence or willful misconduct of the Administrator.

         (b) Annual Statements. As soon as practicable following the end of each Plan Year, the



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Administrator shall furnish to each Participant a statement indicating the number of Stock equivalents credited to his Deferral Account as of the end of such Plan Year and the status of such Account. The statement shall indicate the extent to which the Deferral Account is covered by the Trust if the Participant is an Electing Participant.

         SECTION 5. ELECTIONS BY PARTICIPANTS. Each Non-Employee Director who chooses to participate in the Plan for any Plan Year must irrevocably elect, in accordance with the procedure set forth in Section 3, the following:

         (a) A percentage (up to 100%) or a fixed amount (either a lump sum or ratably as the Administrator may provide in the application form) of his Annual Retainer for the Plan Year to be deferred under the Plan and paid in the form of Stock;

         (b) The date on which such portion of the Participant's Annual Retainer shall be paid or commence to be paid and the method in which such payment shall be made. Such date and method shall be among those described in Section 8; and

         (c) Whether the Participant chooses to be an Electing Participant to be covered by the Trust for that Plan Year. For any Plan Year, a Participant is either an electing Participant or not.

         In the event the Annual Retainer of a Participant is increased or decreased during any Plan Year, his percentage election in effect for such Plan Year shall apply to the amount of such change.

         SECTION 6. DEFERRAL ACCOUNTS.

         (a) Crediting of Annual Retainer. The portion of each Participant's Annual Retainer which he elects to defer with respect to a Plan Year in accordance with Section 5 shall be credited to the Participant's Deferral Account on each date during the Plan Year on which any portion of such Annual Retainer otherwise would have been paid. On each Director Credit Date,




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the amount credited to each Participant's Deferred Account since the preceding
Director Credit Date shall be converted into that number of Stock equivalents (rounded down to the nearest whole share) equal to such amount divided by the Director Credit Price.

         (b) Crediting of Dividends. Dividends payable with respect to Stock equivalents credited to each Participant's Deferral Account shall be credited to such Deferral Account as of the date dividends are actually paid on Stock. As of each Director Credit Date, the dividends so credited since the preceding Director Credit Date (including earnings thereon equal to the actual earnings on dividends paid on any shares of Stock held in the Trust attributable to an Electing Participant) shall be converted into the number of Stock equivalents (rounded down to the nearest whole share) determined by applying the formula in
Section 6(a) above.

         (c) Adjustments to Deferral Accounts. The amount of Stock equivalents in each Participant's Deferral Account shall be appropriately adjusted upon the occurrence of any stock split, reverse stock split, or stock dividend or other non-cash distribution affecting the Stock.

         (d) Effect on Deferral Accounts of Payments. The amount of Stock equivalents and cash, if any, credited to each Participant's Deferral Account shall be reduced by the number of shares of Stock and amount of cash distributed to each Participant or his Beneficiary from the Company or from the Trust as payment of benefits due under the Plan.

         (e) Vesting. The interest of each Participant in any benefit payable with respect to a Deferral Account hereunder shall be at all times fully vested and non-forfeitable.

         SECTION 7. THE TRUST.

         (a) Creation and Maintenance of the Trust. The Company shall cause the Trust to be created and maintained, shall appoint the Trustee and shall execute all necessary trust agreements and other instruments necessary therefore from time to time; provided, however, that (i) the




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terms of the Trust shall be consistent with the status of the Plan as "unfunded"
for purposes of ERISA and the Internal Revenue Code of 1986, as amended, and
(ii) the Trust shall conform to the terms of the model grantor trust contained in Revenue Procedure 92-64, 1992-3 I.R.B. 11, including any successor provision thereto.

         (b) Contributions to and Purchase of Stock by the Trust.

         (i) Not later than 30 days following each Director Credit Date, the Company shall contribute to the Trust either (A) that number of shares of Stock, or (B) cash in an amount sufficient to allow the Trustee to purchase from the Company or on the open market that number of shares of Stock, equal to the aggregate number of Stock equivalents credited to Electing Participants' Deferral Accounts on such Director Credit Date in accordance with Section 6(a). Notwithstanding the above, the Company shall not be required to contribute cash to the Trust pursuant to clause (B) above in an amount greater than that which can be used by the Trustee on the date of such contribution to purchase Stock within any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event the Company's total required contribution to the Trust cannot be made on a timely basis due to the circumstances of the preceding sentence, the Company nevertheless shall continue to make contributions to the Trust as promptly as permissible until the Trust has purchased or acquired the requisite number of shares of Stock.

         (ii) Not later than 30 days following each Director Credit Date, the Administrator shall instruct the Trustee to purchase from the Company, or on the open market, that number of shares of Stock equal to the aggregate number of Stock equivalents, if any, credited to Electing Participants' Deferral Accounts on such Director Credit Date in accordance with Section 6(b). Any such purchase from the Company shall be made from Stock held in treasury, or authorized



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but unissued shares of Stock, using cash dividends paid on Stock held in the
Trust. The purchase price for each such share of Stock purchased from the Company shall be determined in accordance with Section 6(a). Notwithstanding the above, (i) if such purchase is made on the open market, and if the cash dividends held in the Trust are insufficient to purchase the necessary number of shares of Stock, the Company shall contribute to the Trust additional cash in the amount required to allow the Trustee to purchase such shares, and (ii) the Administrator shall not instruct the Trustee to purchase Stock on the open market, and the Company shall not make any additional contribution to the Trust pursuant to clause (i) of this sentence, to the extent that the Trustee would be prevented from purchasing the requisite shares of Stock due to any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event such instructions or contribution to the Trust cannot be made on a timely basis due to the circumstances of clause (ii) above, such instructions and contributions nevertheless shall continue to be given and be made until the Trust has purchased or acquired the requisite number of shares of Stock.

         (iii) The Company shall imprint such legends, issue such stop transfer and impose such other restrictions on certificates evidencing Stock sold to the Trust by the Company hereunder as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or market system upon which the Stock is then listed or traded, any state securities laws applicable to such a sale, or any provision of the Company's Certificate of Incorporation or By-Laws or any binding contract to which the Company is a party.

         (c ) Treatment of Dividends Pending Purchase of Stock. Cash dividends paid on stock held in the Trust shall be invested in treasury instruments or other cash equivalents deemed




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appropriate by the Administrator, pending the use of such dividends to purchase stock in accordance with Section 6(b).

         (d) Distributions from the Trust. At each time payment of all or a portion of each Electing Participant's Deferral Account with respect to a Plan Year is due pursuant to an election made in accordance with Section 5 (or pursuant to the death of an Electing Participant in accordance with Section 8(b)), the Administrator shall instruct the Trustee to distribute Stock and cash from the Trust directly to such Participant or his Beneficiary in an amount equal to the portion of his Deferral Account which is so payable. Distributable amounts expressed in the form of Stock equivalents shall be paid in Stock, and distributable amounts expressed in the form of cash shall be paid in cash. In the absence of such an instruction to the Trustee by the Administrator, an Electing Participant may instruct the Trustee directly to make such distribution, and the Trustee shall do so if it determines that such distribution is in accordance with the Participant's Section 5 election(s). If
(i) the Trustee fails to make any distribution from the Trust required hereunder, (ii) the Company so elects in accordance with the terms of the Trust, or (iii) a distribution is to be made to a Participant who is not an Electing Participant, the Company shall make such distribution directly to the Participant entitled thereto from its general assets, treasury stock and authorized but unissued Stock; provided, however, that in the event no treasury stock or authorized but unissued Stock is available, distributable amounts from a Participant's Deferral Account expressed in the form of Stock equivalents shall be paid by the Company in the form of cash, in an amount equal to the Fair Market Value of Stock represented by such Stock equivalents as of the day of payment. If any payment is made to an Electing Participant by the Company pursuant to the preceding sentence, that Participant shall be deemed to have assigned to the Company his rights to receive such payment from the Trust, and the Company shall be subrogated to all rights of the Electing Participant therein.


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         SECTION 8. DISTRIBUTIONS.

         (a) Date of Commencement. Payment of the portion of a Participant's Deferral Account attributable to the particular Annual Retainer being deferred shall be made on the earlier of (i) any specific day selected by the Participant in accordance with Section 5 or (ii) January 1 or July 1 following the date on which the Participant ceases to be a Non-Employee Director for any reason.

         (b) Method of Payment. A Participant may elect in accordance with
Section 5 that payment of the portion of his Deferral Account attributable to the particular Annual Retainer being deferred be made in the form of (i) a single lump sum or (ii) substantially equal annual installments for a period of five or ten years.

         (c ) Distribution Upon Death. If a Participant dies before payment of his Deferral Account is completed, the balance remaining in such Deferral Account shall be paid to the Participant's Beneficiary in one lump sum as soon as practicable following the Participant's death.

         SECTION 9. DESIGNATION OF BENEFICIARIES. Each Participant may designate one or more Beneficiaries to receive the amounts distributable from the Participant's Deferral Account under the Plan in the event of such Participant's death. Such designations shall be made on forms provided by the Administrator. From time to time, a Participant may change his designated Beneficiaries without their consent by filing a new designation in writing with the Administrator. The Company, Trustee and Administrator may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the Plan.




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         SECTION 10. AMENDMENTS TO THE PLAN; TERMINATION OF THE PLAN. The Board
of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan without the consent of any Participant; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of such Participant with respect to payment of amounts already credited to such Participant's Deferral Account, or amounts elected to be so credited for the Plan Year in which such action is taken. The Plan has no fixed termination date.

         SECTION 11. GENERAL PROVISIONS.

         (a) Limits on Transfer of Rights; Beneficiaries. No right or interest of a Participant under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or his Beneficiary, or shall be transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary in accordance with Section 9 to receive any payment or distribution under the Plan in the event of death of the Participant. A Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides for such persons.

         (b) Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan, whether made from the Trust or directly from the Company, operates, to the extent of the payment, to satisfy claims against the Company, the Administrator, the Trust and the Trustee. The Administrator may require a Participant or Beneficiary, as a condition to such payment, to execute a receipt and release to such effect.




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         (c ) Status of the Plan. The Plan is intended to be "unfunded" for
Federal income tax purposes. The Plan is not intended to be subject to ERISA. To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the assets of the Trust shall be used solely to provide benefits under the Plan to electing Participants in the absence of the insolvency of the Company.

         (d) No Rights of a Stockholder. Except as provided in the Trust Agreement with respect to Stock held in the Trust, no Participant shall have any of the rights or privileges of a stockholder of the Company as a result of the making of an election under Section 5(b) of the Plan, or as a result of the establishing of or crediting of any amounts to a Deferral Account under the Plan, until Stock is actually distributed to the Participant pursuant to Section 7(d) of the Plan.

         (e) No Right to Continued Election as a Director. Nothing contained in the Plan shall confer, and no establishment of or crediting of any amounts to a Deferral Account shall be construed as conferring, upon any Participant, any right to continue as a member of the Board of Directors, or to interfere in any way with the right of the Company to increase or decrease the amount of the Annual Retainer, or any other compensation payable to Non-Employee Directors.

         (f) Plan Expenses. All expenses and costs incurred in connection with the operation of the Plan and the Trust will be paid by the Company.

         (g) Governing Law. The validity, construction and effect of the Plan and any rules and



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regulations relating to the Plan shall be determined in accordance with the laws of the State of West Virginia, without giving effect to principles of conflicts or laws, and applicable Federal law.

         (h) Interpretation. Whenever necessary or appropriate in the Plan, where the context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer, to be effective as of the Effective Date.


                                       WEIRTON STEEL CORPORATION

                                       By: /s/ William R. Kiefer
                                          --------------------------------------
                                       Title: Vice President - Law and Secretary
                                             -----------------------------------



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